Exhibit 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-127730) of Tower Group, Inc. of our reports dated February 17, 2006 with respect to the consolidated financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Tower Group, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.



Reston, Virginia                             /s/ JOHNSON LAMBERT & CO.
March 10, 2006